[UNION PACIFIC RESOURCES GROUP LETTERHEAD]

October 7, 1997

Dear Pennzoil Shareholder:

               UPR HAS REVISED ITS OFFER - ALL CASH FOR ALL SHARES
               ---------------------------------------------------

Union Pacific Resources Group Inc. (UPR) has revised its offer to purchase Pennzoil shares and is now offering $84 per share in cash for all Pennzoil shares. This revises the proposal UPR made in June to purchase Pennzoil shares for a combination of cash and stock.

The $84 per share price is 41% higher than the closing price on the trading day prior to the day we announced our offer in June and is 56% higher than the average closing price for the 12 months prior to the announcement of our offer in June.

         Pennzoil is Trying to Prevent You from Receiving $84 Per Share
         --------------------------------------------------------------

Despite this substantial premium, Pennzoil's Board has repeatedly refused to allow you to receive the value of our offer. Instead, Pennzoil's Board has put forward a smokescreen of excuses for its refusal. Our revised offer eliminates Pennzoil's excuses.

        Tell Pennzoil's Board You Want $84 Per Share - Tender Your Shares
        -----------------------------------------------------------------

You can send the Board a message that you want our $84 per share cash offer by tendering your shares into UPR's offer before the deadline of November 5, 1997.

To tender your shares, do ONE of the following:

  o If your shares are held by a bank or broker, immediately contact your account executive at the firm that is holding your shares and instruct them to tender your shares.

  o If you hold the actual stock certificate, you should complete the enclosed letter of transmittal and, using the enclosed envelope, send it with your stock certificate to The Bank of New York, the depositary for the offer.

If you have any questions or need assistance in tendering your shares, call Morrow & Co., UPR's information agent, at 1-800-566-9061.

Even though you may be sending in your actual Pennzoil stock certificates, they still belong to you and can be withdrawn if you wish to sell your shares in the open market. If we are able to complete our offer, you will receive $84 in cash for each of your shares.

If you have already tendered your shares, you do not need to do anything further regarding your shares.

If you have not tendered your shares yet, you must do so by November 5, 1997 if you want to take advantage of UPR's $84 per share cash offer.

Thank you very much.

Sincerely,

/s/ Jack L. Messman

Jack L. Messman
Chairman and CEO

P.S. In addition to tendering your shares into UPR's offer, you can send Pennzoil a message by contacting the Pennzoil Board of Directors now and telling them that you support UPR's $84 per share cash offer. A contact list for the Pennzoil Board is on the reverse side of this letter.

We are enclosing a Supplement which, together with the Offer to Purchase and the Letter of Transmittal, describes the revised offer.

--------------------------------------------------------------------------------
                                 Office
--------------------------------------------------------------------------------
Howard H. Baker, Jr.             Baker, Donelson, Bearman & Caldwell
                                 801 Pennsylvania Avenue, N.W.
                                 Suite 800
                                 Washington, D.C. 20004
                                 202-508-3400
                                 202-508-3402 (Fax)
--------------------------------------------------------------------------------
W. J. Bovaird                    c/o Pennzoil Company
                                 700 Milam
                                 P.O. Box 2967
                                 Houston, Texas 77252
                                 713-546-8966
                                 713-546-6050 (Fax)
--------------------------------------------------------------------------------
W. L. Lyons Brown, Jr.           c/o Pennzoil Company
                                 700 Milam
                                 P.O. Box 2967
                                 Houston, Texas 77252
                                 713-546-8966
                                 713-546-6050 (Fax)
--------------------------------------------------------------------------------
Harry H. Cullen                  Harry H. Cullen
                                 P.O. Box 3331
                                 Houston, Texas 77253-3331
                                 713-651-8844
                                 713-651-8866 (Fax)
--------------------------------------------------------------------------------
Ernest H. Cockrell               Cockrell Oil Corporation
                                 1600 Smith, Ste. 4600
                                 Houston, Texas 77002-7348
                                 713-209-7300
                                 713-209-7450 (Fax)
--------------------------------------------------------------------------------
Alfonso Fanjul                   Okeelanta Corporation
                                 P.O. Box 1059
                                 Palm Beach, Florida 33480
                                 for FEDERAL EXPRESS:
                                 316 Royal Poinclana Plaza
                                 561-655-6303
                                 561-659-3206 (Fax)
--------------------------------------------------------------------------------
Berdon Lawrence                  Hollywood Marine Inc.
                                 55 Waugh Dr., Ste. 1000
                                 Houston, Texas 77007-5840
                                 713-868-1661
                                 713-868-6422 (Fax)
--------------------------------------------------------------------------------
James L. Pate                    Pennzoil Company
                                 700 Milam
                                 P.O. Box 2967
                                 Houston, Texas 77252
                                 713-546-8966
                                 713-546-6050 (Fax)
--------------------------------------------------------------------------------
Gen. Brent Scowcroft             1750 K Street, N.W.
                                 Suite 800
                                 Washington, D.C.  20006
                                 202-296-9365
                                 202-296-9395 (Fax)
--------------------------------------------------------------------------------
Gerald B. Smith                  Smith, Graham & Co.
                                 Texas Commerce Tower
                                 600 Travis, Ste. 6900
                                 Houston, Texas 77002
                                 713-227-1100
                                 713-223-0844 (Fax)
--------------------------------------------------------------------------------
Cyril Wagner, Jr.                Wagner & Brown, LTD
                                 Oil Gas Production
                                 P.O. Box 1714
                                 300 Marienfeld Street, Ste. 1100
                                 Midland, Texas 79701
                                 915-682-7936
                                 915-686-5928 (Fax)
--------------------------------------------------------------------------------